UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2005

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     (i) On March 23, 2005, Dana Corporation (Dana) issued a news release announcing revisions to its previously announced first quarter and full year 2005 earnings guidance. A copy of that release is furnished as Exhibit 99.1 to this Current Report.

     (ii) During an analyst presentation on March 23, 2005, Dana’s Chief Executive Officer, Michael J. Burns will note that Dana has increased its estimate of the adverse impact of steel costs in 2005 from $100 million to $110 million, after tax, net of customer recoveries.

     In addition, during the presentation, Dana’s Chief Financial Officer, Robert C. Richter, will comment on Dana’s anticipated sales and earnings for 2005. He will note that Dana expects to have sales of approximately $2.4 billion and net income of $17 to $20 million during the first quarter, and sales of approximately $9.6 billion and net income of $196 to $219 million during the full year.

     During the presentation, Mr. Richter will also discuss Dana’s 2005 revised free cash flow outlook. He will note that during 2005, Dana expects to generate $596 to $619 million in cash (comprised of $196 to $219 million in net income, $300 million from depreciation and $100 million from working capital) and $435 million in expenditures (comprised of $325 million for capital spend, $30 million for restructuring payments and $80 million for other uses), resulting in free cash for the year of $161 to $184 million.

     Statements made by Messrs. Burns and Richter during the presentation regarding Dana’s anticipated 2005 steel outlook, sales and earnings for the first quarter and full year of 2005, earnings guidance for the first quarter and full year of 2005, and 2005 free cash flow constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent Dana’s expectations based on current information and assumptions. Forward-looking statements are inherently subject to risks and uncertainties. Dana’s actual results could differ materially from those that are anticipated or projected due to a number of factors. These include the factors set out at the end of the press release contained in Exhibit 99.1, which is furnished with this Current Report, and other factors set out in Dana’s other filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Dana Corporation press release dated March 23, 2005 (furnished but not filed)

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation
(Registrant)

Date: March 23, 2005	By:	/s/ Michael L. DeBacker
	Name:	Michael L. DeBacker
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

99.1      Dana Corporation press release dated March 23, 2005